SAIF ZONE

حكومة الشارقة
Government of Sharjah

TENANCY CONTRACT

This Tenancy Contract is made on this **Thursday**, in Sharjah, United Arab Emirates,

Between :

1. Government of Sharjah, represented by Sharjah Airport International Free Zone (SAIF Zone), herein after called the **"LANDLORD"** on one part,
2. M/s **ZENADRONE MANUFACTURING (FZE)** Company duly registered at Sharjah Airport International Free Zone under license/Approval No. **CD/L/15141/2023/VS** herein after called the **"TENANT"**.

Preamble:

1. Whereas the concerned representatives of the parties hereabove, have signed the Investment Service Agreement Master Agreement) No. dated
2. And whereas the Landlord shall hereby give, and the Tenant shall hereby take, on lease, the "Tenancy Subject" detailed here in below as per the following terms and conditions:

Thus this contract witnesses as follows:

Article (1) : Tenancy Subject :

1. Type of Lease: **Principal**
2. Description: **600 M2 Warehouse**
3. Location: **U2-032**

Article (2): Tenancy Rent:

1. The rent for the facility mentioned in Article (1) shall be A.E.D. **205000.00** for an initial term of 5 years.

Article (3): Rent Reviews and Extensions of Terms.

1. The rent shall be fixed for an initial term of 5 years.
2. The rent for next 5 year (Extension term) after the initial term shall be increased by maximum of 25% up to 10th year.
3. The rent after the extension term mentioned in clause (2) shall be increased with the approval of SAIF Zone Management to a maximum of 40% in each five-year term up to 25th year.
4. All the rent mentioned here above shall be changed, subject to any amendments in the tenancy Contract or license by the Company at any time during the term of this contract.

Article (4): Tenancy Term :

Duration: **One Year; commencing** from ; **expiring** on **00/00/0000**, automatically renewable for **One Year**; and terminable (excluding Principal Tenancy Contract) by **90** days written notice period.

ZENADRONE TRADING L.L.C

Article (5) : General Terms and Conditions :

1. **Right of Access and Use:** The Tenant, his workers, visitors and vehicles shall be entitled to full right of access to and exit from the Tenancy Subject and to the running and passage of water, soil and electricity through and along all pipes, wires and cables serving the Tenancy Subject and crossing the neighboring lands of the landlord subject to SAIF Zone regulations in force.

2. **Conditions of Use:** The use of Tenancy shall be subject to the purpose of use stated here above and according to the specifications, drawings, plans and feasibility approved by SAIF Zone and shall neither be used for sublet or for housing, accommodation or partitioning with possession to any third party or for any other type of business without the written approval of the Landlord, nor be used to suffer or permit the same to be used for any offensive or dangerous trade, business, manufacture or occupation or for any purpose which may be injurious to the Subject of Tenancy or a nuisance to the Landlord's premises or to occupiers of neighboring or adjacent premises.

3. **Extra-Use of Pre-built Executive Suits/Desk:** The leased Executive Suite/Desk (if applicable) shall at no stage be used for storage of goods; however a reasonable number of samples might be exhibited at the Landlord approval.

4. **Construction Safety:** The contractor or sub-contractor, engaged for the construction activities, should either provide the Landlord with an adequate Third Party Liability Insurance coverage, or an undertaking in the contract to fully indemnify the Landlord from all types of liabilities arising out of any accident or incident resulting in damage to the property or injury, including fatality to personnel of the Landlord and other investors and visitors as per the formats of the Landlord.

5. **Signs:** The Tenant shall not exhibit on any part of the Tenancy Subject any sign, signboard or hanging sign, fascia, advertisement, placard or lettering of any kind except the ones approved by the Landlord.

6. **Connections and Additions:** The Tenant shall not make any electrical installations or water connections or additions prior to the written approval of the Landlord within the permitted load and capacity, and shall neither do or bring in or on to the Tenancy Subject anything which may throw any excess weight or strain thereof nor carry out or allow or suffer to be made or carried out any alteration or addition whatsoever including the change of any lock or key of any office, room, shed or warehouse pre-built and allotted to the Tenant without the prior written approval of the Landlord.

7. **Maintenance:** The Tenant agrees to maintain the building structures in good repair and safe conditions. In the event of the Tenant failing to do so, the Landlord shall be entitled to have the Tenancy Subject or its parts repaired and made safe at cost of the Tenant.

8. **Payment of Rent:** The Tenant shall pay to the Landlord in advance and without any deduction throughout the Term, the rent of UAE Dirhams stated here above in one lump sum payment. The first such payment will be made on or before the date of signing this Contract or taking possession of the facility in question, whichever is earlier and thereafter each such payment shall be made one day before or earlier of the due date without waiting for a notice or reminder from the Landlord.

9. **Liability:** The Tenant shall bear all obligations and responsibility of construction or usage of the Tenancy Subject including charges and expenses of Electricity and Water, as well as, all interior and/or exterior maintenance including the Landlord's fixtures therein (if any), as may become worn out, lost, unfit for use or destroyed, by substituting others of a like or more modern and better nature and quality at least as good as those being replaced with the consent and approval of the Landlord in addition to insurance, handing-over, removal, evacuation and/or eviction (if required.)

ZENADRONE TRADING L.L.C

10. **Tenancy Lease Period:** The Principal Tenancy Contract shall be valid for a term of 25 years, discretionary renewable thereafter for another equal term. Each such term shall consist of equal rent payment periods on yearly basis.

11. **Intention Not to Renew:** The Landlord shall be informed by not less than Ninety days written notice if the Tenant does not intend to renew the lease at its annual expiry term.

   - In case of notice within valid period of lease whereby date of expiry is more than 90 days - Prorated lease amount will be refunded after deduction of 90 days notice period subject to completion of vacating/closing procedure.

   - In case of notice less than 90 days, the Landlord shall charge the Tenant for compensation at daily rate of the lease amount applicable under this contract in respect of the number of days by which the period of notice actually given by the tenant is less than 90 days or a penalty of AED 5,000/- ***whichever is less.***

   - In case of notice after expiry of lease, AED 5000/- will be charged (as Vacating/closing down Charges) along with applicable lease overstay.

12. **Due Performance Upon Termination:** At the expiration or earlier mutually agreed termination date of the Term, the Tenant shall hand over the Tenancy Subject to the Landlord in good and tenable repair (fair, wear and tear only excepted) together with all additions and improvements made thereto in the meantime and all fixtures and fittings thereon, (trade or tenant's fixtures and fittings including all partitioning installed by the Tenant making good all damage to the Tenancy Subject occasioned by their removal) and in such a state and condition as shall in all respect be consistent with the full and due performance by the Tenant of the covenants on its part herein contained.

13. **Selling of Building Structures:** Selling of building structures and all other assets owned by the Tenant shall be allowed by the Landlord provided that no terms and/or benefits of any Tenancy contracts shall be transferable, comparable or can be assigned to any third party.

14. **Undertaking:** The Tenant shall comply with all the terms hereof and the terms of the Investor Service Agreement (Master Agreement) as well as all rules, regulations, polices and instructions in force at any time.

15. **Termination:** The Landlord shall terminate this Contract at any Time without any notice or compensation in any case the tenant may fail to meet the basic requirements of this Lease. For the purposes of this Lease, it will be considered as a basic requirement the delay in payment of rents or any other requirement set forth and accordingly by SAIF Zone.

16. **Articulation:** Markings, numbering, paging, titling and sub-titling are made hereof this condition only for the purpose of articulation and clarification of this Lease and shall not be treated as an interpretation to any Clause thereof.

17. **Refundable Deposit:** The tenant agrees that SAIF ZONE has the right to transfer/convert the Refundable Deposit(at the time of its refund) to 'Adjustable Deposit'. If transferred or converted, the amount will be used against their due invoices for Lease, License and any other sovereign activities provided by SAIF-Zone, which is out of scope from VAT.

18. **Governing Law:** This Tenancy Contract shall be governed by provisions of the Investor Service Agreement (Master Agreement) referred to hereabove, for all matters which are not detailed herein and for any shortage, shortcoming, contradiction, ambiguity or dispute and construed by the laws & courts of Sharjah United Arab Emirates.

In witnesseth whereof the parties hereof have Signed this contact on the date hereabove

(For Landlord)

Signature:

Name: **Vishnu Sunil Nair**

(For Tenant)

Name: ZENADRONE TRADING L.L.C Signature:

(For SAIF ZONE Use)

At the Sales Department on this Thursday, 22/06/2023, the contents of this document have been acknowledged by each of the parties hereof and signature were verified at request thereof.

Prepared & Witnessed By : **Vishnu Sunil Nair**

To check the validity of the document:

1- Send an SMS to 2514 with QR Code.
2- Scan the QR code.
3- Visit the website:
https://portal.saif-zone.com/certificateinquiry.aspx

M110249T23S249S5478
(QR Code)

للتحقق من صلاحية الوثيقة:

1- رسالة نصية قصيرة (SMS) إلى الرقم 2514 مع(QR Code).
2- مسح رمز الاستجابة السريع (QR Code)
3- زيارة الموقع الإلكتروني:
https://portal.saif-zone.com/certificateinquiry.aspx